Exhibit 10.53

AGREEMENT OF PURCHASE AND SALE

by and between

HAMPTON INNS, INC.,

a Delaware corporation

“Seller”

and

APPLE SEVEN HOSPITALITY OWNERSHIP, INC.,

a Virginia corporation

“Purchaser”

for

Homewood Suites Memphis—Poplar

5811 Poplar Avenue

Memphis, Tennessee 38119

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

TABLE OF CONTENTS

1.	AGREEMENT OF PURCHASE AND SALE	4

2.	PURCHASE PRICE	5

3.	PURCHASER’S INSPECTION RIGHTS/CONTINGENCY PERIOD	6

4.	TITLE	7

5.	CLOSING	7

6.	MANAGEMENT AGREEMENT AND FRANCHISE LICENSE AGREEMENT	8

7.	SELLER’S CLOSING DOCUMENTS	9

8.	CONDITION PRECEDENT TO CLOSING	9

9.	PURCHASER’S CLOSING ITEMS	10

10.	PRORATIONS, CLOSING ADJUSTMENTS AND POST-CLOSING SETTLEMENT	10

11.	SELLER’S REPRESENTATIONS AND WARRANTIES	12

12.	PURCHASER’S REPRESENTATIONS AND WARRANTIES	13

13.	CONDUCT OF HOTEL BUSINESS/LIQUOR LICENSES	15

14.	EMPLOYEES	16

15.	LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION	17

16.	DEFAULT	17

17.	MISCELLANEOUS	18

April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

ADDENDUM & EXHIBIT LIST

Exhibit A	Legal Description
Exhibit B	Schedule of Contracts & Leases
Exhibit C	Deed
Exhibit D	Bill of Sale
Exhibit E	Assignment of Intangible Property
Exhibit F	Assignment and Assumption of Contracts
Exhibit G	Non-Foreign Affidavit
Exhibit H	Capital Expense Budget

April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

SUMMARY OF BASIC PURCHASE AND SALE TERMS

This Summary is hereby incorporated into and made a part of the attached Agreement of Purchase and Sale (this Summary and the Agreement of Purchase and Sale to be known collectively as this “Agreement”). Each reference in the Agreement of Purchase and Sale to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Agreement of Purchase and Sale, the terms of this Summary shall prevail.

Effective Date	April 4, 2007

Seller	Hampton Inns, Inc., a Delaware corporation

Purchaser	Apple Seven Hospitality Ownership, Inc., a Virginia corporation

Hotel	Homewood Suites Memphis – Poplar, 5811 Poplar Avenue, Memphis, Tennessee, 38119, as more particularly described on Exhibit A, attached hereto

Purchase Price	$11,100,000 plus or minus the adjustments described in Section 10.

Initial Deposit	$100,000

Additional Deposit	$100,000

Contingency Expiration Date	5:00 p.m. (PDT) on May 4, 2007

Closing Date	May 17, 2007

Management Agreement	Purchaser shall enter into a Management Agreement with Seller or an affiliate of Seller as provided in Section 6 of this Agreement

Franchise License Agreement	Purchaser shall enter into a Franchise License Agreement with Seller or an affiliate of Seller as provided in Section 6 of this Agreement

Title Company	Chicago Title Insurance Company

Escrow Holder	Chicago Title Insurance Company

Cut-Off Time	12:01 a.m. on the date the Closing occurs

Seller’s Broker	Molinaro Koger

Purchaser’s Broker	None

April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Seller’s Address	Promus Hotels, Inc.	With copies to:
c/o Hilton Hotels Corporation
	9336 Civic Center Drive	Hilton Hotels Corporation
	Beverly Hills, California 90210	9336 Civic Center Drive
	Telephone No. 310-205-4244	Beverly Hills, California 90210
	Facsimile No. 310-205-4092	Telephone No. 310-205-3606
	Attention: Dave Sherf	Facsimile No. 310-205-8611
Attention: K. Allen Anderson, Esq.

Landmark Law Group LLP
10350 Santa Monica Boulevard
Suite 295
Los Angeles, CA 90025
Telephone No. (310) 300-2300 x101
Facsimile No.: (310)300-2310
Attention: Gulwinder S. Singh, Esq.

Purchaser’s Address	c/o Apple Seven Hospitality, Inc.	With copies to:
814 East Main Street
	Richmond, Virginia 23219	c/o Apple Seven Hospitality, Inc.
	Telephone No.: (804) 344-8121	814 East Main Street
	Facsimile No.: (804) 344-8129	Richmond, Virginia 23219
	Attention: Sam Reynolds	Attn: Legal Dept.
Telephone No.: (804) 727-6338
Facsimile No.: (804) 727-6349

Title Company’s Address	Chicago Title Insurance Company
700 S. Flower Street
Suite 800
Los Angeles, CA 90017
Attention: Maggie G. Watson
Telephone No. 213 488-4337
Facsimile No. 213 488-4380
Email: maggie.watson@ctt.com
Title Order No. 2097597

Escrow Holder’s Address	Chicago Title Company
700 S. Flower Street
Suite 800
Los Angeles, CA 90017
Attention: Maurice A. Neri
Telephone No. 213.488.4354
Facsimile No. 213.612.4116
Email: maurice.neri@ctt.com
Escrow No. 601039328 – x81

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Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Exhibits	The following Addendum and Exhibits are incorporated herein and made a part of this Agreement:

Exhibit A — Legal Description
Exhibit B — Schedule of Contracts & Leases
Exhibit C — Deed
Exhibit D — Bill of Sale
Exhibit E — Assignment of Intangible Property
Exhibit F — Assignment and Assumption of Contracts
Exhibit G — Non-Foreign Person Affidavit
Exhibit H — Capital Expense Budget

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale (this “Agreement”) is entered into as of the Effective Date, by and between Seller and Purchaser. Seller and Purchaser hereby agree as follows:

1.	Agreement of Purchase and Sale. At the Closing, Seller and Purchaser agree to simultaneously effect and consummate all of the following interdependent transactions:

(a)	Purchase and Sale of the Property. Subject to and upon the terms and conditions herein, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller:

(i)	All of Seller’s right, title and interest in that certain real property located at the address for the Hotel set forth in the Summary, more particularly described in Exhibit A attached hereto (the “Land”);

(ii)	All of Seller’s right, title and interest in all improvements and fixtures situated on the Land (the “Improvements”), including the Hotel;

(iii)	All of Seller’s right, title and interest in and to the land lying in the bed of any street or highway adjoining the Land and all other appurtenances to the Land and Improvements, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damages to the Land and Improvements by reason of change of grade of any street (the “Appurtenances”);

(iv)	All of Seller’s right, title and interest in all tangible personal property, furniture, equipment and vehicles (the “Personal Property”) owned or leased by Seller and located on or used in connection with the ownership, operation and management of the Hotel;

(v)	All opened and unopened inventory of food, beverages, operating supplies, operating equipment, merchandise and goods held for sale or for consumption in the ordinary course of business of the Hotel (“Inventories”);

(vi)	To the extent assignable, all of Seller’s right, title and interest in all leases and contracts in effect with respect to the Hotel, including without limitation, those leases and other contracts identified on Exhibit B attached hereto together with any other leases and contracts entered into after the date hereof and prior to Closing that replace existing contracts and that are on substantially the same terms or are otherwise entered into in the ordinary course of business, consistent with past practices, as permitted by the terms of this Agreement (the “Contracts”), other than any Contracts that Seller or its affiliates have entered into with respect to all its hotels or a particular flag or segment of hotels which are not assignable as to a particular hotel (“Unassignable Contracts”). The Unassignable Contracts have also been identified on Exhibit B and have been provided to Purchaser as part of its Due Diligence Materials pursuant to Section 3(a) below because Purchaser may benefit from these Unassignable Contracts under the Management Agreement or Franchise License Agreement with Seller or its affiliates pursuant to Section 6 below; and

(vii)	To the extent assignable, all of Seller’s right, title and interest in all rights, warranties, guaranties, approvals (governmental or otherwise), licenses, permits, authorizations, entitlements, surveys, plans and specifications and other intangible rights relating to the construction, ownership, operation, use and management of the Real Property (as defined herein), including without limitation all operations and businesses conducted on or from the Real Property (the “Intangible Property”), other than any non-assignable operational licenses and permits.

The Land, the Appurtenances and the Improvements are referred to collectively herein as the “Real Property”. The Real Property, the Personal Property, the Contracts and the Intangible Property are referred to collectively herein as the “Property”.

(b)

Excluded Property. The following assets and systems are not included in the Property and shall be retained by Seller (the “Excluded Assets”): (i) OnQ (ii) System 21, (iii) CRS (Central Reservations System), (iv) Delphi Multi-Property Edition (“DMPE” sales system); (v) Peoplesoft (financials and human resources); (vi) Infinium (financials and executive information system), (vii) ancillary systems accessed via Hilton Wide Area Network such as HIDB, HSMS and the Hilton Intranet; (viii) access to Hilton Wide Area Network and Hilton email addresses, (ix) any other proprietary systems of Seller, (x) all proprietary customer lists and customer information related to Hilton branded properties other

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Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

than customer lists, contact information and booking information, specifically related to the Hotel, including, without limitation, lists and information related to future bookings, prospects, sales contacts and other solicitations, (xi) any item in use at the Hotel that would remain the property of Seller if Seller were merely third-party manager of the Hotel and not owner of the Hotel, (xii) any computer hardware that is primarily dedicated to operating the foregoing systems other than standalone personal computers located at the Hotel used to access the systems, such as servers that operate DMPE, (xiii) any system or other item related to any trade secret or proprietary business method of Seller, (xiv) all of Seller’s right, title and interest in the service marks, copyrights, trademarks, logos, insignia, emblems, symbols, designs, slogans, distinguishing characteristics, trade names, domain names, and all other marks or characteristics associated or used with or in connection with “Hilton” or other brand name owned by Hilton Hotels Corporation or any affiliate of Hilton Hotels Corporation (the “Hilton Trademarks”) and all of Seller’s right title and interest in the name “Homewood Suites”. After the Closing, Purchaser’s rights to utilize any Hilton Trademarks shall be governed by the Management Agreement (defined below) or Franchise License Agreement (defined below). At Closing, Seller shall reasonably cooperate with Purchaser to extract Hotel-specific data from DMPE, Peoplesoft and future reservations from the reservations system, and provide that data to Purchaser in such format as Purchaser reasonably requests.

2.	Purchase Price. The Purchase Price shall be paid to Seller by Purchaser as follows:

(a)	Initial Deposit. On the Effective Date, Purchaser shall deliver the Initial Deposit to the Escrow Holder by wire transfer or cashiers check. Should Purchaser fail to deliver the Initial Deposit on the Effective Date, Seller shall have the right to immediately terminate this Agreement upon delivery of written notice to Purchaser. The Initial Deposit shall be held by Escrow Holder in an interest bearing bank account for the benefit of the Purchaser.

(b)	Additional Deposit. On the Contingency Expiration Date, if Purchaser does not terminate this Agreement as provided herein, Purchaser shall deposit the Additional Deposit in Escrow and the Initial Deposit and Additional Deposit shall be non-refundable except as a result of a default by Seller or failure of Purchaser’s Condition Precedent as provided in Section 8(b) below and shall be immediately released to Seller without the need for any further instructions to Escrow Holder. The term “Deposit” shall refer to the Initial Deposit and the Additional Deposit and all interest earned thereon. If the transaction contemplated by this Agreement is consummated, the Deposit shall be credited on Purchaser’s account against the Purchase Price.

(c)	Balance of the Purchase Price. Purchaser shall cause its Lender, if any, to deposit lender’s funds in Escrow at least one (1) day prior to the Closing Date by wire transfer. The balance of the Purchase Price, as well as all sums sufficient to pay Purchaser’s costs, expenses and prorations as provided in this Agreement, after crediting (i) the Deposit and (ii) any other prorations and other amounts to which Purchaser is entitled as a credit against the Purchase Price as provided in this Agreement, shall be deposited by Purchaser in Escrow by wire transfer or cashiers check sufficiently early to allow Seller to receive the proceeds from the sale on the Closing Date. If Seller does not receive the proceeds from the sale on the Closing Date as a result of Purchaser’s failure to timely deposit the funds in Escrow, for purposes of the reconciliation provided for in Section 10(r). the Closing Date shall be the date the Seller actually receives the proceeds from the sale and the prorations will be adjusted accordingly. If Seller does not receive the proceeds from the sale by one (1) day after the Closing Date, Seller shall have the right to terminate this Agreement and retain the Deposit as liquidated damages in accordance with Section 16(a) of this Agreement.

(d)	Allocation. Seller and Purchaser may each allocate the Purchase Price, at such party’s discretion, for title insurance, tax and other reporting purposes, provided such allocation is done in accordance with applicable laws, including Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

(e)	Termination. If Purchaser rejects the condition of the Property and properly terminates this Agreement prior to the Contingency Expiration Date, Escrow Holder shall return the portion of the Deposit previously delivered to Escrow Holder to Purchaser, less one-half of any escrow cancellation fees and neither party shall have any further obligation under this Agreement other than Purchaser’s obligations under Section 3. Except as otherwise expressly provided in this Agreement, in the event the purchase of the Property is not consummated for any reason other than (i) a default under this Agreement by Seller, (ii) Purchaser’s disapproval of the Property pursuant to Section 3 prior to the Contingency Expiration Date, or (iii) failure of Purchaser’s Condition Precedent as provided in Section 8(b) below, then the Deposit and all interest earned thereon shall be retained by Seller and shall constitute liquidated damages of Seller.

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

3.	Purchaser’s Inspection Rights/Contingency Period.

(a)	Receipt of Contracts and Documents. Seller shall make available to Purchaser for review at the Hotel or on a designated web site: (i) copies of those Contracts listed on Exhibit B, and (ii) other documents reasonably requested by Purchaser to the extent such documents pertain to the Property and the business conducted thereon or relating thereto, are in Seller’s possession or control, are not confidential, do not constitute Seller’s trade secrets and are not subject to attorney client privilege. If the items described in the immediately preceding sentence are not available on the designated web site; Seller shall send copies of such items to Purchaser for Purchaser’s review. All Contracts that are assignable shall be assigned to Purchaser at the Closing. Purchaser’s failure to terminate this Agreement prior to the Contingency Expiration Date shall be deemed Purchaser’s acceptance of all Contracts and Purchaser shall have no further right to disapprove any Contract. If any Contract requires the other party’s consent to assignment and such other party disapproves the assignment to Purchaser or does not permit Seller to be released from the obligations under such Contract, the Seller shall pay all costs and expenses of terminating the subject contract.

(b)	Review and Termination. Purchaser shall have until the Contingency Expiration Date to review the materials provided by Seller (“Due Diligence Materials”) and to conduct such other due diligence, studies, tests, and inspections of the Property (collectively, “Due Diligence Matters”) as Purchaser deems appropriate under the circumstances. Prior to the Contingency Expiration Date, Purchaser may, in its sole and absolute discretion for any reason whatsoever, terminate this Agreement, after which Seller and Purchaser shall not have any further obligations pursuant to this Agreement except for those obligations which are expressly provided to survive such termination.

(c)	Right of Entry. Prior to the Contingency Expiration Date, Purchaser and its agents and contractors shall have the right, at Purchaser’s sole cost and expense, to enter onto the Hotel, or any other portion of the Real Property, at reasonable times and in a reasonable manner upon prior notice to the Seller for the purpose of making such tests, inspections, surveys or other inquiries as Purchaser deems necessary or desirable in connection with this Agreement. However, in no event shall Purchaser be permitted to conduct any drilling or boring without the express written consent of Seller. In conducting its due diligence, Purchaser shall not directly contact any governmental authorities that may have jurisdiction over the Property without Seller’s prior consent, which consent shall not be unreasonably withheld. Seller hereby gives such consent for Purchaser to contact the appropriate governmental authority to obtain a customary zoning letter in connection with the Property. In obtaining such consent from Seller, Purchaser shall provide Seller prior written notice of the nature of the communication with the governmental agency and a reasonable opportunity for Seller to participate in such communications or meetings. During any inspection of the Property, Purchaser shall not unreasonably disturb any tenants or occupants of the Hotel. In addition, as condition to any such entry, Purchaser shall maintain liability insurance coverage applicable to such tests and inspections with coverage in an amount equal to Two Million Dollars ($2,000,000) per occurrence and provide Seller with certificates of such insurance naming Seller as an additional insured prior to any entry, test or inspection. After making any such tests and inspections, Purchaser shall restore the Real Property to its condition prior to such tests and inspections. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any loss, damage, cost or expense (including without limitation attorneys fees) incurred by Seller but caused by Purchaser or its agents or contractors in exercising its rights under this Section 3(c). This indemnity shall survive the Closing or the termination of this Agreement. If Purchaser fails to terminate this Agreement prior to the Contingency Expiration Date, all Due Diligence Matters shall be deemed approved by Purchaser, and Purchaser shall be deemed to have waived any and all contingencies with respect to such Due Diligence Matters, express or implied, to its obligation to purchase the Property.

(d)	Confidentiality. Purchaser agrees to protect and safeguard, and to instruct all other Qualified Persons (as defined below) to protect and safeguard, all information delivered to Purchaser in connection with its inspection and review of the Property (“Confidential Information”) against unauthorized use, publication or disclosure. Confidential Information that is provided to Purchaser in written form will, at Seller’s election, be destroyed or returned to Seller immediately upon Seller’s request. Purchaser acknowledges that Seller shall be entitled to exercise any and all remedies, in law or in equity, which Seller may have against Purchaser for a breach of Purchaser’s obligations in this Section 3(d). Seller shall be entitled to recover its attorneys fees reasonably incurred in connection with enforcement of its rights hereunder. “Qualified Persons” shall mean employees, agents, attorneys, accountants, lenders, investors or other consultants to whom it is necessary to show the Confidential Information for the purposes of completing Purchaser’s inspection and review. The provisions of this Section 3(d) shall survive the termination of this Agreement.

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Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

4.	Title.

(a)	PTR. Seller has made available to Purchaser and Purchaser acknowledges receipt of a standard coverage preliminary title report or commitment for the Property (the “PTR”), together with legible copies (to the extent available) of all documents relating to the title exceptions referred to in such PTR. As used herein, the term “Permitted Exceptions” shall mean (i) those exceptions to title of the Real Property as shown on the Approved Pro Forma (as defined below), excluding mortgage liens, mechanics liens and overdue tax liens which shall be removed by Seller on or before the Closing, (ii) the leases in effect at the Property, and (iii) all title conditions created by Purchaser or resulting from the acts of Purchaser or its agents or representatives. The removal or elimination of any title exception reflected in the PTR shall be a matter solely between Purchaser and Title Company.

On or before the Contingency Expiration Date, Purchaser will deliver to Seller a Pro Forma Owner’s Policy of Title Insurance issued by the Title Company subject to the Permitted Exceptions (as defined below) and endorsements that the Title Company commits to issue upon Closing (“Approved Pro Forma”). After the Contingency Expiration Date, Purchaser shall have no right to terminate or cancel this Agreement or delay the Close of Escrow in order to obtain the title endorsements that were not included in the Approved Pro Forma or to eliminate exceptions that Purchaser may desire to eliminate that were included in the Approved Pro Forma.

Between the Contingency Expiration Date and the Closing Date, Purchaser may notify Seller in writing (“New Objection Notice”) of objections to exceptions to title that were not disclosed by the PTR (or an update thereto received by Purchaser prior to the Contingency Expiration Date) (“New Exceptions”), provided, however, Purchaser must notify Seller of each such objection within two (2) business days after receiving notice from the Title Company of the existence of such exception. If Purchaser timely gives the New Objection Notice, then Seller will have three (3) business days after receipt of Purchaser’s New Objection Notice in which to advise Purchaser that (a) Seller will remove any objectionable exceptions on or before the Closing Date (which removal may be by way of waiver or endorsement by the Title Company); or (b) Seller will not cause the exceptions to be removed. If Seller advises Purchaser that it will not cause the exceptions to be removed, Purchaser will have two (2) business days from its receipt of Seller’s notice to elect to (a) proceed with the purchase and acquire the Property subject to such exceptions which for the purposes hereof, shall then be deemed to be Permitted Exception, or (b) terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer, and all rights and obligations of the parties hereunder shall terminate and be of no further force or effect, except any rights and obligations which are expressly stated to survive the termination of this Agreement.

Without limiting the generality of any other provision hereof, Purchaser agrees to take title to the Land subject to all matters that could be ascertained by a reasonable inspection or survey of the Land, and all laws, rules and regulations governing the use and development of the Land at the Closing.

(b)	Title Policy. Upon the Closing, Purchaser’s title to the Land, Appurtenances and Improvements shall be insured by an ALTA standard coverage owner’s policy of title insurance showing title vested in Purchaser, subject to the Permitted Exceptions, and issued by the Title Company with aggregate liability in the amount of the Purchase Price, with such endorsements as Purchaser may reasonably request and which the Title Company has agreed to provide to Purchaser prior to the Contingency Expiration Date (collectively, the “Title Policy”). Purchaser may elect to obtain an ALTA extended coverage owner’s policy, provided that Purchaser shall pay for the additional premium associated with such extended coverage and that the issuance of such policy shall not delay the Closing.

5.	Closing.

(a)	Escrow. The parties have opened an escrow (the “Escrow”) with the Escrow Holder. This Agreement, together with such further instructions, if any, as the parties shall provide to the Escrow Holder, shall constitute the escrow instructions to the Escrow Holder. If the parties give the Escrow Holder contradictory instructions, the Escrow Holder have the right at its election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves, and the Escrow Holder is authorized to deposit with the clerk of court all documents and funds held in this Escrow. In the event such action is filed, the parties agree to pay the Escrow Holder’s cancellation charges and costs, expenses and reasonable attorney’s fees that the Escrow Holder is required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, the Escrow Holder shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of Escrow.

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Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

(b)	Reportable Real Estate. The purchase and sale of the Property is the sale of “reportable real estate” within the meaning of U.S. Treasury Regulations Section 1.6045-4 (the “Regulations”). The Escrow Holder is the “real estate reporting person” within the meaning of the Regulations and shall make all reports to the federal government as required by the Regulations.

(c)	Timing of Closing. The purchase and sale and related transactions contemplated herein shall be consummated (the “Closing”) on or before the Closing Date. If the Closing does not occur by the Closing Date, this Agreement shall terminate and neither party shall have any further liability or obligation hereunder; except that, (i) Purchaser and Seller shall each be responsible for one half of any title or escrow cancellation fee; (ii) Purchaser shall remain obligated to observe the confidentiality provisions of Section 3(d); (iii) the Deposit shall be delivered as provided elsewhere in this Agreement; and (iv) nothing herein contained is intended to relieve either party of liability arising as a result of a breach of this Agreement by such party. As used in this Agreement, the “Close of Escrow” means the earlier of (i) the date and time that the Deed is recorded in the official recorder’s office of the county in which the Property is located or (ii) the date the Title Company issues the Title Policy to Purchaser pursuant to a GAP indemnity. Closing shall occur through the Escrow with Escrow Holder in accordance with the general provisions of the usual form of escrow agreement used by Escrow Holder in similar transactions to the extent not inconsistent herewith (with such special provisions inserted as may be required to conform to this Agreement).

(d)	Closing Costs. Seller shall pay the state transfer tax due in connection with the consummation of this transaction and fifty percent (50%) of the escrow charges of Escrow Holder. Purchaser shall pay any state mortgage tax due in connection with the consummation of this transaction, the fees for recording the Deed, the premium for the Title Policy including the premium for the ALTA standard coverage owner’s policy of title insurance covering the Land and Improvements and the cost differential of the premium for the ALTA extended coverage included in the Title Policy over the ALTA premium for the standard coverage owner’s policy, the cost of any title endorsements, the cost of any lender title insurance policies or endorsements, the cost of any survey of the Land and Improvements commissioned by Seller and delivered to Purchaser in the course of Purchaser’s due diligence, and fifty percent (50%) of all the charges of escrow charges of Escrow Holder. Each party shall bear the expense of its own counsel and other consultants. Any dosing cost not allocated herein shall be borne in the manner that is customary in the county in which the Property is located.

6.	Management Agreement and Franchise License Agreement

(a)	Terms of Management Agreement. The Parties shall negotiate in good faith prior to the Contingency Expiration Date, the terms and conditions and form of a management agreement (the “Management Agreement”) whereby Seller or its affiliate (“Manager”) shall manage the Hotel for Purchaser on terms agreed to by the parties. The form of Management Agreement shall be based on Seller’s standard form of Management Agreement and shall be effective for a term of fifteen (15) years. If the Management Agreement is terminated for any reason prior to its natural expiration at the end of such fifteen (15) year term, the Franchise License Agreement (defined below) will continue to be effective for the remainder of its term.

(b)	Terms of Franchise License Agreement. The Parties shall negotiate in good faith prior to the Contingency Expiration Date, the terms and condition and form of Franchise License Agreement (the “Franchise License Agreement”) between Purchase and Seller or its affiliate (“Franchisor”) for the Hotel. The Franchise License Agreement shall be on the then most current form of Franchise License Agreement as provided in the Uniform Franchise Offering Circular (“UFOC”) filed by Franchisor and shall be effective for a term of fifteen (15) years. Purchaser shall complete such forms and comply with the applications procedures set forth in the UFOC.

(c)

Failure to Timely Agree. If the parties have not agreed upon the form of Management Agreement and Franchise License Agreement by the Contingency Expiration Date, then Seller, in its sole discretion, shall have the right to terminate this Agreement upon written notice to Purchaser at any time thereafter prior to the Closing Date until the parties reach agreement on the form of Management Agreement and Franchise License Agreement. Upon such termination, Purchaser shall receive a refund of the Deposit less one-half (1/2) of the cancellation costs of Escrow and neither party shall have any obligation to the other under this Agreement other than Purchaser’s obligations

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Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

under Section 3. Seller acknowledges that Purchaser may lease the Hotel to a taxable REIT subsidiary of Purchaser (“REIT Subsidiary”) from and after the Closing. Accordingly, the Management Agreement and the Franchise Agreement will most likely be negotiated by Purchaser on behalf of the REIT Subsidiary and Purchaser shall cause the REIT Subsidiary to enter into the Franchise License Agreement and the Management Agreement with Manager and Franchisor, as applicable, at the Closing.

7.	Seller’s Closing Documents. Except as provided below, on or before Closing Date, Seller shall deliver or cause to be delivered to Purchaser or Escrow Holder, as appropriate, the following (“Seller’s Closing Documents”), in form and substance reasonably acceptable to Purchaser:

(a)	Deed. One (1) original Deed in the form and content of Exhibit C attached hereto (the “Deed”) duly executed, with acknowledgment, by Seller;

(b)	Bill of Sale. One (1) original of a Bill of Sale (the “Bill of Sale”) to the Personal Property, in the form and content of Exhibit D attached hereto duly executed by Seller, conveying the Personal Property to Purchaser;

(c)	Intangible Property Assignment. Two (2) originals of an assignment of the Intangible Property (the “Intangible Property Assignment”), in the form and content of Exhibit E attached hereto duly executed by Seller, conveying the Intangible Property to Purchaser;

(d)	Contract Assignment. Two (2) originals of an Assignment and Assumption of Contracts (the “Contract Assignment”) in the form attached hereto as Exhibit F, and duly executed by Seller;

(e)	Non-Foreign Affidavit. One (1) original of a Non-Foreign Affidavit in the form attached hereto as Exhibit G, duly executed by Seller;

(g)	Management Agreement. Two (2) originals of the Management Agreement, duly executed by Seller; and

(h)	Franchise License Agreement. Two (2) originals of the Franchise License Agreement, which shall be executed and delivered outside of Escrow to Purchaser by Franchisor after Franchisor has received written confirmation from Escrow Holder that the Close of Escrow has occurred.

8.	Conditions Precedent to Closing.

(a)	Seller’s Conditions Precedent to Closing. Seller shall have no obligation to sell the Property unless the following additional conditions (“Seller’s Conditions Precedent”) have been satisfied or waived in writing by Seller at or prior to the Closing Date:

(i)	Performance. Purchaser shall have timely performed, in all material respects, all of the obligations required to be performed by Purchaser by the terms of this Agreement; and

(ii)	Deliveries. Purchaser shall have executed and delivered, or caused to be executed and delivered, the Purchaser’s Closing Items (as defined in Section 9 below).

(b)	Purchaser’s Conditions Precedent to Closing. Purchaser shall have no obligation to purchase the Property unless the following additional conditions (“Purchaser’s Conditions Precedent”) have been satisfied or waived in writing by Purchaser at or prior to the Closing Date. In the event of the failure of any of the conditions set forth in this Section 8(b), which condition is not waived in writing by Purchaser, Purchaser shall have the right at its option to terminate this Agreement by written notice to Seller, in which case the Deposit and any interest thereon shall be immediately returned to Purchaser and each of the parties shall be relieved from further liability to the other, except with respect to those items which expressly survive the termination of this Agreement.

(i)	Performance. Seller shall have timely performed, in all material respects, all of the obligations required to be performed by Seller by the terms of this Agreement; and

(ii)	Deliveries. Seller shall have executed and delivered, or caused to be executed and delivered, the Seller’s Closing Documents (as defined in Section 7).

(iii)	Representations and Warranties. All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

(iv)	Existing Management Agreements and Franchise Agreements. Seller shall terminate, at its sole cost and expense, any and all franchise agreements and management agreements related to or otherwise affecting the Hotel (respectively, the “Existing Franchise Agreement” and the “Existing Management Agreement”).

(v)	Title Policy. Title Company shall be prepared to issue upon Closing a Title Policy in the form of the Approved Pro Forma with any New Exceptions in accordance with Section 4(a) above.

9.	Purchaser’s Closing Items. Except as provided below, on or before the Closing Date, Purchaser shall deliver to Seller or Escrow Holder, as appropriate, the following (“Purchaser’s Closing Items”), in form and substance reasonably acceptable to Seller:

(a)	Purchase Price. The Purchase Price, after crediting the Deposit;

(b)	Intangible Property Assignment. Two (2) originals of the Intangible Property Assignment duly executed by Purchaser;

(c)	Contract Assignment. Two (2) originals of the Contract Assignment duly executed by Purchaser;

(d)	Management Agreement. Two (2) originals of the Management Agreement, duly executed by Purchaser; and

(e)	Franchise License Agreement. Two (2) originals of the Franchise License Agreement, duly executed by Purchaser, which shall be delivered to Franchisor on or before the Closing Date.

10.	Prorations, Closing Adjustments and Post-Closing Settlement. The following items shall be apportioned in respect of the Property in question between Purchaser and the Seller on a per diem basis as of the Cut-Off Time (except as otherwise specified in this Section 10):

(a)	Taxes and Assessments. Real estate taxes and annual municipal or special district assessments and personal property or use taxes.

(b)	Rent. Rent paid to and received by the Seller under any leases at the Property. Any payments received by Purchaser after the Closing from a tenant under any leases on account of rentals which are applicable to periods prior to the Closing and on account of sums which are attributable to expenses incurred by the lessor for periods of time prior to the Closing, shall be apportioned by Purchaser upon receipt and the portion thereof attributable to periods or expenses prior to the Closing shall immediately be paid by Purchaser to the Seller.

(c)	Revenues. Guest, convention, room, food, beverage, and all other charges and revenues for services rendered and the operation of all departments of the Property, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of such Property and any other revenues shall be apportioned, as follows: (1) all food, room service and restaurant revenue as of the closing of dinner service hours at each restaurant on the evening preceding the date the Closing occurs, and bar revenues as of 2:00 A.M. on the date the Closing occurs, shall be retained by the Seller and (2) the guest (tray) ledger for guests staying in such Property as of 12:01 A.M. on the date the Closing occurs shall be counted and such room revenue and associated taxes, shall be retained by the Seller. Except as hereinabove provided, all revenues for the Property for days preceding the Closing shall be attributed to the Seller and all revenues for the Property for the date the Closing occurs and days following the date the Closing occurs shall accrue to the benefit of Purchaser after Closing.

(d)	Accounts Receivable. Seller shall retain all of its interests in all the accounts receivable for the Hotel for the period prior to the Closing Date and shall have the right, in its sole and absolute discretion, to handle the collection of such receivables. As an ongoing obligation that survives the Closing and is not limited by the one time reconciliation provided in Section 10(r) below, if Purchaser receives any payment attributable to the period prior to the Closing, Purchaser shall immediately forward such amounts to Seller.

(e)	Accounts Payable. Purchaser shall receive a credit for those accounts payable that are for expenses attributable to periods prior to the Closing to the extent they have not already been paid by Seller and Seller shall receive a credit for those accounts payable that are for expenses attributable to period after the Closing to the extent they have already been prepaid by Seller. Purchaser shall thereafter assume all accounts payable for the Property.

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

(f)	Operating Costs. All costs and expenses of operating the Property, and amounts paid or payable under the service contracts. All expenses that have been prepaid by Seller shall be prorated as of the date the Closing occurs and Seller shall receive a credit at the Closing for the portion of such prepaid expenses applicable to periods following the date the Closing occurs.

(g)	Miscellaneous. Fees and expenses for music, entertainment, trade association dues, trade subscriptions, coin machine income, and washroom and checkroom income.

(h)	No Tax Bill. If, on the date Closing occurs, bills for the real estate taxes imposed upon the Property for the tax year in which closing occurs have been issued but have not been paid, the prorations shall be made on the basis thereof. If such bills shall not have been issued on the date Closing occurs, the amount of the taxes shall be reasonably and mutually ascertained by the Seller and Purchaser based upon the then current assessment and anticipated tax rate, and the prorations shall be made on the basis of such estimate and in the event the taxes for the year in which the Closing occurs are more or less than such estimated amount, the Seller or Purchaser shall promptly pay the amount necessary to adjust for the correct proration as soon as the actual tax amount becomes available.

(i)	Tenant Security Deposits. At Closing, Purchaser shall receive a credit against the Purchase Price for the Property in question in an amount equal to all cash security deposits, if any, then held by or for the Seller under any leases at the Property. Purchaser will cause such amount to be maintained after Closing as a security deposit in accordance with the requirements of applicable law and the leases and shall indemnify the Seller from all claims of tenants with respect thereto.

(j)	Utilities. The parties shall switch all utilities into Purchaser’s name as of the Closing so no prorations shall be necessary.

(k)	Sales Taxes. All sales, use and occupancy taxes, if any, due or to become due in connection with revenues received from the Property prior to the Closing will be paid by the Seller. The Seller shall be entitled to receive any rebates or refunds with respect to any such taxes paid by such Seller prior to Closing.

(l)	Intentionally Deleted.

(m)	Cash. Ail cash in the Hotel’s various bank accounts at financial institutions as of the Cut-Off Time (“Outside Bank Accounts”) shall remain the Property of Seller. Purchaser shall receive cash in house banks at the Hotel as of the Cut-Off Time (“House Banks”) and Seller shall receive a credit at the Closing for such amounts.

(n)	Cash Deposits. Seller shall receive a credit for all cash deposits of the Hotel as of the Closing, including deposits with utilities and providers of goods and services (“Cash Deposits”).

(o)	Advanced Booking Deposit. At the Closing Seller shall provide Purchaser with a current list of Advance Bookings and Purchaser shall receive a credit and Seller a corresponding debit in the amount of all Advanced Booking deposits paid to Seller and not earned with respect to the period prior to the Closing.

(p)	Employees. With respect to employee wages and benefits, the Seller shall be solely responsible for any liability for payment of employees’ wages, workers’ compensation claims, pension benefits due to or accrued to employees at the Property through the Cut-Off Time, together with F.I.C.A., unemployment and other taxes and benefits due with respect to the employment of such employees, other than earned and accrued vacation and sick pay. From and after the Cut-Off Time, Purchaser shall assume all of the Seller’s liability and obligations with respect to accrued vacation and sick pay and shall indemnify the Seller from all claims of such employees with respect to such vacation and sick pay. In connection therewith, Purchaser shall receive the Benefits Credit (as defined in Section 14(e)). Notwithstanding the foregoing, Purchaser is not assuming the Workers’ Compensation Insurance liability of Seller and Seller shall be solely responsible for adjustment and payment of all claims for compensation in connection with such insurance and shall retain any and all rebates, reimbursements or other payments due from the insurer in connection with such policies.

(q)

Ongoing Capital Expenditures. Seller has expended sums and intends to continue to expend the sums shown to perform the capital expense items on the Capital Expense Budget attached hereto as Exhibit H (“Capital Expense Budget”). At the Close of Escrow, the total sum for all capital expense items on the Capital Expense Budget shall be prorated based on the Cut-Off Time to arrive at an amount allocated to Seller’s period of ownership of the Hotel

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

(“Seller’s Allocated Capital Expense”) and the Purchaser’s period of ownership of the Hotel. As of the Close of Escrow, if Seller has expended sums in excess of Seller’s Allocated Capital Expense, then Seller shall receive a credit for the difference between the sums expended by Seller and Seller’s Allocated Capital Expense. As of the Close of Escrow, if Seller has expended less than Seller’s Allocated Capital Expense, then Purchaser shall receive a credit for the difference between the sums expended by Seller and Seller’s Allocated Capital Expense.

(r)	Reconciliation and Final Payment. A detailed closing statement shall be prepared at Closing for the Property setting forth the manner of computation of the aforesaid proration adjustments. All prorations shall be made on the basis of a 360 day year and a 30 day month. The apportionments described herein at such Closing shall be based on the actual figures to the extent available. If any of the prorations cannot be calculated based on actual figures, then they shall be calculated based on the Seller’s and Purchaser’s mutually agreed upon good faith estimates thereof. Seller and Purchaser shall cooperate in good faith and act reasonably after Closing to make a final determination of the prorations required hereunder. Ninety (90) days following the Closing for the Property (or such other time as the parties may agree), there shall be a final one-time reconciliation of the proration adjustments.

Purchaser shall have a representative available at the Hotel beginning at 10 p.m. on the night prior to the Closing Date who will cooperate with Seller in calculating the apportionment discussed in this Section 10 and who will be authorized to sign the Pro-ration Schedule on behalf of Purchaser upon completion.

11.	Seller’s Representations and Warranties. Except for the limited representations and warranties set forth below, the Property is being sold to Purchaser in its “As-Is” condition without any representations or warranties, express or implied. The term “Seller’s knowledge” and words or similar import as used herein shall mean the actual, current knowledge of any of Dave Sherf, and Heinz Jakobi (General Manager of the Hotel), without any inquiry or investigation or duty to inquire or investigate and without regard to their imputed knowledge. Except for the representations and warranties contained in as otherwise provided by this Agreement, Purchaser shall rely solely on its own investigation of the Property in making its decision of whether or not to purchase the Property. Seller hereby represents and warrants that the following statements are true and correct other than as disclosed in the Due Diligence Materials:

(a)	Power and Authority of Seller. Seller is a corporation duly organized and existing in the State of Delaware and has the requisite right, power and authority to sell, convey and transfer the Property to Purchaser, as provided herein, and to enter into and carry out the terms of this Agreement and the execution and delivery hereof and of all other instruments referred to herein. The individual executing this Agreement has the authority to bind Seller to the terms and conditions hereof and thereof. All proceedings required to be taken by or on behalf of Seller to authorize it to make, deliver and carry out the terms of this Agreement have been duly and properly taken. No further consent of any person or entity is required in connection with the execution and delivery of, or performance by, Seller of its obligations under this Agreement, except with respect to any consent which may be required in connection with the assignment of any Contract.

(b)	Validity of Agreement. This Agreement executed by Seller constitutes, and all other documents required by this Agreement to be executed by Seller shall constitute when so executed, the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

(c)	Non-Foreign Status. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

(d)	Financial Statements. To the Seller’s Knowledge, all financial statements for the Hotel provided by the Seller to the Purchaser in connection with this transaction are complete, true and accurate.

(e)	Compliance with Laws. To Seller’s knowledge (i) the Property, and each component and part thereof, is being operated in material compliance with all building, zoning, environmental, health and insurance laws and regulations, and all other laws, ordinances, requirements, regulations, statutes, orders and similar directives affecting or having jurisdiction over the Property; and (ii) no uncured or uncorrected notices of violation of governmental regulations relating to the Property has been issued to, served upon, received by or entered against Seller. To Seller’s knowledge, there are no proceedings, governmental administrative actions, or judicial proceedings contemplated under any federal, state, or local laws regulating the discharge of Hazardous Substances, or hazardous or toxic materials or substances into the environment.

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

(f)	Other Contracts. Seller has not entered into any other contracts for the sale or ground lease of the Property, or any portion thereof, nor are there any unwaived rights of first refusal or options to purchase or ground lease the Property or any portion thereof.

(g)	Utilities. The Property has operating water supplies and sewage disposal systems and is served by public utilities providing electrical, gas and telephone service, all to Seller’s Knowledge, with sufficient capacity to serve the Improvements as hotels.

(h)	Condemnation. To Seller’s knowledge, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Property, and Seller has not received any written notice of any of the same and, to Seller’s Knowledge, no such proceeding is contemplated.

(i)	Insolvency; Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the best of Seller’s knowledge, threatened against Seller, nor are any such proceedings contemplated by Seller.

(j)	Hazardous Substances. To Seller’s Knowledge, Seller has not during its ownership of the Property stored, produced, or disposed of any Hazardous Substance, including asbestos, on the Property, other than such products normally used in the operations of the Hotels.

The representations and warranties of Seller made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing, but shall survive the Close of Escrow for a period of one (1) year. In the event Purchaser has actual knowledge of or discovers before the Closing Date that a representation or warranty of Seller made herein is untrue or inaccurate, Purchaser may elect to terminate this Agreement for failure of a condition precedent but, whether or not Purchaser elects to terminate this Agreement, it shall have no other right or claim against Seller as a result of such untrue or inaccurate representation or warranty.

12.	Purchaser’s Representations and Warranties and Acknowledgements and Agreements. Purchaser hereby warrants and represents to Seller that the following are true and correct as of the date hereof and will be true and correct as of the Closing. Seller’s rights with respect to the following representations and warranties shall survive the Close of Escrow for a period of one (1) year.

(a)	Power and Authority of Purchaser. Purchaser is a corporation duly organized and validly existing in good standing in the state of its incorporation and is authorized to do business in the state in which the Hotel is located. Purchaser has the requisite right, power and authority to purchase the Property from Seller, as provided herein, and to enter into and carry out the terms of this Agreement and the execution and delivery hereof and of all other instruments referred to herein. The performance by Purchaser of Purchaser’s obligations hereunder will not violate or constitute a default under the terms and provisions of any material agreement, document or instrument to which Purchaser is a party or by which Purchaser is bound or affected. All proceedings required to be taken by or on behalf of Purchaser to authorize it to make, deliver and carry out the terms of this Agreement have been duly and properly taken. No further consent of any person or entity is required in connection with the execution and delivery of, or performance by, Purchaser of its obligations under this Agreement.

(b)	Purchase As Is.

(i)	Books and Records. Prior to the Contingency Expiration Date, Purchaser will be afforded access to certain of the books and records of Seller relating to the operation of the Hotel and to other information made available by Seller with respect thereto. Prior to the Closing, Seller has made no representations or warranties of any kind, including, without limitation, concerning the condition of the Property or the accuracy or completeness of information provided to Purchaser by Seller.

(ii)

Purchaser’s Own Investigation. Purchaser will have, as of the Contingency Expiration Date, conducted its own investigation of the Property; made all inquiries, inspections, tests, audits, studies and analyses that it deems necessary or desirable in connection with purchasing the Property; and has approved the results of its investigation (including engineering and structural tests, economic feasibility studies, soils and geological reports, reviews of books and records, financial statements, projections relating to the operation of the Hotel and other documents obtained or prepared by or for Purchaser in connection with its review). Purchaser hereby acknowledges that it is relying solely on the representations and warranties of Seller set forth in Section 11 hereof and on its own inspections, tests, audits, studies and investigations conducted in connection with, and on

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Purchaser’s own judgment with respect to, its purchase of the Property. Purchaser acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement or any amendment hereto. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement, or any amendment hereto will be valid or binding on Seller.

(iii)	AS IS CONDITION. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 11 HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY MATTER RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, AND COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS. EXCEPT AS PROVIDED IN SECTION 11 OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.

BY INITIALING BELOW, THE PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 12(b)(iii) HAS BEEN READ AND FULLY UNDERSTOOD, (ii) THE PURCHASER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) THE PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION12(b)(iii).

JK
PURCHASER’S INITIALS

(c)	Release. Except as expressly set forth herein, Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any matters affecting the Property, or any portion thereof. This release includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release to Seller. Without limiting the generality of the foregoing, Purchaser expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the released party, including, without limitation, any provisions similar to the following: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

In this connection and to the extent permitted by law, Purchaser hereby agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Closing, that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Closing, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller’s performance hereunder The foregoing release shall not apply to any of the matters expressly contained in this Agreement.

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Seller and Purchaser have each initialed this Section 12(c) to further indicate their awareness and acceptance of each and every provision hereof.

DS	JK
SELLER’S INITIALS	PURCHASER’S INITIALS

(d)	Validity of Agreement. This Agreement executed by Purchaser constitutes, and all other documents required by this Agreement to be executed, by Purchaser shall so constitute when so executed the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.

13.	Conduct of Hotel Business/Liquor Licenses/Baggage/Safe Deposit Boxes.

(a)	Conduct of Hotel Business. During the period from the Effective Date until the earlier of (a) the Closing, or (b) the termination of this Agreement, Seller shall operate the Property only in the ordinary course of business consistent with the past practice of Seller as follows:

(i) Operate, manage and maintain the Property in accordance with the Homewood Suites by Hilton system standards as currently employed at the Property, including, without limitation, (A) using reasonable efforts to keep available the services of the present employees at Property and to preserve its relations with guests, suppliers and other parties doing business with the Seller with respect to the Property, (B) accepting booking contracts for the use of the Property’s hotel facilities on terms not less favorable that the terms typically arranged by Seller of the Effective Date and retaining such bookings to the extent in Seller’s reasonable control, and (C) maintaining the current level of advertising and other promotional activities for the Property;

(ii) Keep, observe, and perform all its material obligations under any Contracts and all other applicable contractual arrangements relating to the Property;

(iii) Keep merchandise, supplies and inventory adequately stocked, consistent with the standard set forth in clause (i) above, including, without limitation, maintaining linens and bath towels at least at a 2-par level for all guest suites at the Property;

(iv) Not grant any bonus, free rent, rebate or other concession to any present or future tenant, without Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed;

(v) Advise Purchaser promptly if it becomes aware that any representation or warranty contained in this Agreement is not true and correct in any material respect;

(vi) Not sell or assign, or enter into any agreement to sell or assign the Property or any portion thereof;

(vii) Use its commercially reasonable efforts not to allow any permit, license or certificate currently in existence with respect to the operation, use, occupancy or maintenance of the Property to expire, be cancelled or otherwise terminated;

(viii) Not cancel any existing booking contracts for the use of the Property’s hotel facilities or new booking contracts obtained by Seller after the Effective Date to the extent in Seller’s reasonable control;

(ix) Maintain insurance coverage for the Property consistent with past practice; and

(xi) Not, without the prior written consent or other due authorization or approval of Purchaser, make any modifications or alterations to the Property other than in the ordinary course of business.

(b)	Liquor License. Purchaser acknowledges that neither Seller nor any of Seller’s affiliates hold liquor licenses with respect to the operation of the Property.

(c)

Guest Baggage. Any baggage or other property of departed guests held by Seller may be left at the Hotel for a period not to exceed ninety (90) days following the Closing. At any time during such period, all such baggage or property will, at the option of Seller, be removed by Seller and disposed of by Seller or abandoned by Seller, in which case Purchaser shall dispose of such baggage in any manner deemed appropriate by Purchaser. Seller shall indemnify, defend and hold Purchaser harmless from and against all claims, losses and liabilities in connection with the holding of such baggage or other property for such period and the disposal of same by Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against all claims, losses and liabilities in connection with

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Purchaser’s disposal of such baggage. Purchaser shall indemnify, defend and hold Seller harmless from and against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Purchaser after the Closing. Seller shall indemnify, defend and hold Purchaser harmless from and against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to the Closing.

(d)	Safe Deposit Boxes. Seller shall indemnify defend and hold Purchaser harmless from and against any liability or responsibility for any claims relating to items deposited in safety deposit boxes prior to the Closing. Purchaser shall indemnify defend and hold Seller harmless from and against any liability or responsibility for items deposited in safety deposit boxes from and after the Closing.

14.	Employees.

(a)	Termination of Employees. Subject to the terms of the Management Agreement governing the employment of the Hotel employees, all employees at the Hotel shall continue to be employed by Manager or its affiliate for the benefit of Purchaser pursuant to the Management Agreement.

(b)	No Delivery of Layoff Notice to Employees. The parties agree that no notices are required or shall be given under the Worker Adjustment and Retraining Act, 29 USC §2101 et seq., or any similar state or local law (collectively, “WARN Act”) and Purchaser shall indemnify, defend and hold Seller, Manager, and their successors, subsidiaries, and affiliated companies harmless from all liability under the WARN Act resulting from Purchaser’s or its manager’s acts or omissions in connection with (a) the hiring, firing, offering to hire, or failure to hire any of the current employees at the Hotel; (b) Seller’s termination of the employees at the Hotel by reason of the sale of the Property to Purchaser; (c) the failure of Purchaser to rehire in accordance with the terms of this Agreement; or (d) Purchaser’s direction to Manager, to the extent permitted by the Management Agreement, to fire any employees. The provisions of this Section 14(b) shall survive the Closing.

(c)	Continuation of Employment. The parties acknowledge and agree that Seller shall cause Manager, effective upon the Closing, to continue to employ sufficient numbers of the employees at the Property so as to not trigger any requirement for notice under the WARN Act. Effective upon the Closing, such employees shall remain employed in the same position, in full or part time status, and at not less than the hourly wage rate currently being paid.

(d)	Firing of Manager’s Employees. Since pursuant to the Management Agreement, Manager or its affiliate will employ the employees of the Hotel, then Purchaser will not direct Manager to fire employees in any manner that would trigger any requirement for notice under the WARN Act or otherwise violate applicable laws.

(e)	Benefits. Purchaser agrees to be responsible for, and to indemnify, defend and hold Seller harmless from, all costs and expenses of accrued and unpaid vacation and sick leave for all employees including payroll taxes due in connection therewith; provided, however, that Purchaser shall receive a credit against the Purchase Price for the sum equal to the aggregate amount of all accrued and unpaid vacation and sick leave, including payroll taxes due in connection therewith, for employees at the Property as of the Closing (“Benefits Credit”). The covenants and agreements contained in this Section 14(e) are not intended and shall not confer any benefit or right on any person or entity other than the parties to this Agreement. Seller shall be and remain solely responsible for payment of any other payroll and employee benefits accrued in connection with employees at the Property for any period prior to the Closing and shall indemnify, defend and hold Purchaser harmless therefrom.

(f)	Not a Successor. Nothing in this Agreement shall cause Purchaser to be deemed to be a successor to Seller with respect to any matter affecting the Property, including without limitation, the employment of its employees. Seller shall remain solely liable for any and all claims arising from Seller’s use, occupancy or operation of, or employment or termination by Seller of employees at the Property through the Closing, shall indemnify Purchaser for any and all such claims and shall reimburse Purchaser’s reasonable costs of the defense thereof. Purchaser shall remain solely liable for any and all claims arising from Purchaser’s use, occupancy or operation of, or employment or termination by Purchaser of employees at the Property on and after the Closing, shall indemnify Seller for any and all such claims and shall reimburse Seller’s reasonable costs of the defense thereof. Nothing in this Section 14(f) shall reduce, alter, waive, construe or otherwise affect (a) any agreement between any one of the parties, on the one hand, and any other party, on the other hand, pertaining to Seller’s or Purchaser’s rights against and obligations to such other parties with respect to the Property, or (b) any right, remedy or defense at law, in equity or otherwise.

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

(g)	Credit for Payment by Purchaser. Solely for the purposes of determining the reduction of Seller’s liability pursuant to 29 U.S.C. § 2104(a)(2), but for no other purpose, Purchaser’s payment of wages, benefits and other compensation to employees at the Hotel during any period of time shall be deemed to have been paid by Seller also.

15.	Loss by Fire, Other Casualty or Condemnation.

(a)	Material Damage. In the event that, prior to the Closing, the Property is destroyed or materially damaged (as defined in Section 15(c) below) by casualty, Purchaser shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such casualty, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except that Purchaser and Seller each shall be responsible for one-half of any title or escrow cancellation fee, and Purchaser shall remain obligated under Section 3, or (ii) to accept the Property in its then condition and to proceed with the Closing with an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, in which case Purchaser shall be entitled to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser’s prior written consent.

(b)	Non-Material Damage. In the event that, prior to the Closing, there is any non-material damage to the Property caused by casualty, Seller shall elect either (i) to repair or replace such damage prior to the Closing and Purchaser shall proceed with the Closing following completion of such repair or replacement, or (ii) to proceed to Closing without repair or replacement of the damage, in which case the Purchase Price shall be reduced by the amount of any deductible for the applicable insurance coverage and Purchaser shall be entitled to receive an assignment of, and Seller shall assign, all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction; provided, however, that any cost or expense incurred by Seller in connection with repairing or replacing such damage shall not be included in any closing or post-closing proration or adjustment of the Purchase Price or otherwise credited to Seller’s benefit in connection with this transaction.

(c)	Definition of Material Damage. For purposes of this Section 15, damage to the Property shall be deemed to involve a material portion thereof if the estimated cost of restoration or repair of such damage reasonably estimated by Seller shall exceed the greater of (i) One Million Dollars ($1,000,000) or (ii) ten percent (10%) of the Purchase Price.

(d)	Condemnation. In the event that, prior to the Closing, the entire Property, or any substantial portion thereof, is subject to a condemnation by a public authority, then Purchaser shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such taking, either (a) to terminate this Agreement and obtain a refund of the Deposit, in which case neither party shall have any further rights or obligations hereunder, except that Purchaser and Seller shall each be responsible for one half of any title or Escrow cancellation fee and Purchaser shall remain obligated under Section 3, or (b) to accept the Property in its then condition and proceed to close this transaction, and to receive an assignment of all of Seller’s rights to any condemnation awards payable by reason of such condemnation. If Purchaser elects to proceed under clause (b) above, Seller shall not compromise, settle or adjust any claims to such awards without Purchaser’s prior written consent. Seller agrees to give Purchaser prompt notice of any threatened taking of the Property promptly after Seller receives notice of the same. For the purposes of this Section 15(d) “substantial portion” shall mean any portion of the Property valued, in the reasonable estimate of Seller, at the greater of (i) One Million Dollars ($1,000,000) or (ii) ten percent (10%) of the Purchase Price.

16.	Default. Except as otherwise provided in this Agreement, in the event of a default hereunder, the parties shall have all the rights available to them in law and equity, except that:

(a)

LIQUIDATED DAMAGES - DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF PURCHASER HAS NOT TERMINATED THIS AGREEMENT PRIOR TO THE CONTINGENCY EXPIRATION DATE AND IF THE SALE OF THE PROPERTY TO PURCHASER IS NOT CONSUMMATED AS A RESULT OF ANY REASON OTHER THAN SELLER’S DEFAULT UNDER THIS AGREEMENT OR FAILURE OF PURCHASER’S CONDITIONS PRECEDENT PURSUANT TO SECTION 8(B), SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER’S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES, NOR WAIVE OR AFFECT SELLER’S RIGHTS AND PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF ANY APPLICABLE STATUTE OR LAW, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

DS	JK
SELLER’S INITIALS	PURCHASER’S INITIALS

(b)	Seller’s Breach Pre-Closing. If Seller shall have failed to perform in any material respect any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein, Purchaser’s remedy shall be the termination of Purchaser’s obligations under this Agreement by written notice to Seller, in which case the Deposit shall be returned to the Purchaser, and Seller shall be responsible for (i) any title or escrow cancellation fee, and (ii) the reasonable and documented out-of-pocket costs incurred by Purchaser in connection with this Agreement not to exceed $100,000. The foregoing sentence notwithstanding, if Purchaser is ready, willing and able to purchase the Property on the Closing Date pursuant to this Agreement, and such ability is evidenced by the delivery of the Purchase Price to Escrow Holder, and Seller refuses to convey title to the Property to Purchaser (except in the event of the failure of any of Seller’s Conditions Precedent), Purchaser may file an action for specific performance of this Agreement.

(c)	Purchaser Aware that Seller’s Representations Untrue. If Purchaser becomes aware that any of Seller’s representations and warranties contained herein are not materially true and correct prior to the Closing then Purchaser’s sole remedy shall be to either (i) terminate this Agreement by written notice to Seller and Escrow Holder, in which event the Deposit shall be returned to Purchaser or (ii) waive any and all claims directly or indirectly related to the representation and/or warranty and proceed to the Closing.

(d)	Post-Closing Claim by Purchaser. Any claim by Purchaser for any breach of any representation or warranty after the Close of Escrow, or any other claim for breach of this Agreement shall be subject to the following: (i) no such claim shall be made until the damages from such claim are at least $1,000 in the aggregate, (ii) any such claim must be made within one (1) year of the Close of Escrow and (iii) Purchaser shall be limited to its actual compensatory damages not to exceed $1,000,000 in the aggregate from all claims, but shall not be entitled to consequential or punitive damages.

17. Miscellaneous.

(a)	Waiver of Performance. Either party may waive the satisfaction or performance of any conditions or agreements in the Agreement which have been inserted for its own and exclusive benefit, so long as the waiver is in writing (unless this Agreement provided for a non-written waiver) and specifies the waived condition or agreement and is delivered to the other party hereto and to the Escrow Holder.

(b)	Section Headings. The section headings of this Agreement are for purposes of reference only and shall not be used for limiting or interpreting the meaning of any section.

(c)	Notices. All notices under this Agreement shall be in writing and shall be effective upon actual receipt whether delivered by personal delivery, legible facsimile or nationally recognized overnight courier (such as Federal Express or United Parcel Service) or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties addresses indicated in the Summary.

(d)	Amendments. This Agreement may be amended only by written agreement signed by both of the parties hereto.

(e)	Time of the Essence. Time and each of the terms, covenants, conditions and contingencies of this Agreement are hereby expressly made of the essence.

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

(f)	Counterparts. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

(g)	Governing Law. The validity, construction and operational effect of this Agreement shall be governed by the laws of the State of Tennessee.

(h)	Attorneys’ Fees and Costs. In any action between the parties hereto seeking the enforcement of any of the terms or provisions of this Agreement, or in connection with the Property, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorneys’ fees, charges and expenses.

(i)	Prior Agreements. This Agreement supersedes any and all oral or written agreements between the parties hereto regarding the Property which are prior in time to this Agreement. Neither Purchaser nor Seller shall be bound by any prior understanding, agreement, promise, representation or stipulation, express or implied, not specified herein.

(j)	Further Assurance. Purchaser and Seller agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale herein contemplated.

(k)	Successors and Assigns.

(i)	Purchaser shall have the right to assign all of its right, title and interest in, to and under this Agreement to any Affiliate of Purchaser but to no other person or entity (herein “Person”) without the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned. As used herein with respect to Purchaser, the term “Affiliate” shall mean any other Person who, directly or indirectly, is owned or controlled by or is under common control with Purchaser as well as any Person that owns or controls Purchaser, directly or indirectly. For purposes of this definition, “own” or “ownership” means ownership by one Person of fifty-one percent (51%) or more of the voting stock of the controlled Person, in the case of a corporation, or, in the case of Persons other than corporations, entitlement of the controlling Person, directly or indirectly, to receive fifty-one percent (51%) or more of the dividends, profits or similar economic benefit from the controlled Person; and “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person. No assignment made by Purchaser shall be of any force or effect whatsoever unless and until Purchaser shall have delivered to Seller, at least ten (10) business days prior to the Closing Date (1) a notice of assignment, (2) a counterpart of such assignment, duly executed by Purchaser and the assignee, and (3) an assumption agreement with respect thereto in favor of Seller, duly executed by Purchaser and the assignee. Notwithstanding anything to the contrary contained herein, no such assignment shall relieve the assigning party from its liability under this Agreement. Any assignment made in violation hereof or which does not comply with the provisions hereof is and shall be null and void.

(i)	Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

(l)	Possession. Seller shall deliver possession of the Property to Purchaser as of 12:01 a.m. on the date Closing is to occur, including all keys in Seller’s possession, all books and records relating to the Property, and originals of documents delivered hereunder, such possession being subject only to the rights of tenants and guests in possession.

(m)	Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

(n)	Broker’s Fees and Commissions. Except with respect to Seller’s Broker (the “Seller’s Broker”), Purchaser and Seller each represent and warrant to the other than they have not entered into any agreement or taken any action which will result in any obligation to pay any brokerage, finder’s fee or similar commission in connection with the purchase and sale of the Property as herein contemplated, and each agrees to indemnify, defend and hold the other harmless from and against any and all claims for brokerage commissions and fees or finder’s fees payable in connection with the sale of the Property or the transactions covered and contemplated by this Agreement resulting from the act or omission of such indemnifying party. Seller’s Broker shall be compensated directly by Seller in accordance with a separate listing agreement between Seller and Seller’s Broker. Nothing in this Agreement shall be construed to confer any third party benefit on any broker or any other person not a party hereto with respect to this Agreement. Each party represents and warrants to the other that it has not dealt with any brokers, agents or others in connection with the transaction contemplated herein which would give rise to any claim for a sales commission, finder’s fee, or fee or commission of a similar kind or nature.

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

(o)	Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term “Seller” shall include the respective successors and assigns of Seller, and the term “Purchaser” shall include the successors and permitted assigns of Purchaser.

(p)	Days. As used herein “days” shall refer to calendar days and not business days. However, should any expiration date, due date or other time period fall on a Saturday, Sunday or holiday on which the New York Stock Exchange is closed for business for the entire day, such expiration date, due date or time period shall be extended to the next business day.

(q)	Announcements. Seller and Purchaser shall consult with each other with regard to all press releases and other announcements issued at or prior to the Closing concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Seller nor Purchaser shall issue any such press release or other such publicity prior to the Closing without the prior consent of the other party.

(r)	Exchange Cooperation. Either party shall be permitted to assign its obligations under this Agreement to an intermediary for the purpose of effectuating a tax-deferred exchange or reverse tax deferred exchange of like kind property under IRS Code Section 1031 (“1031 Exchange”) and the regulations thereunder, so long as such assignment shall not (a) delay or extend the Closing Date, or (b) require the other party to assume any additional obligations, incur any out-of-pocket expenses, or take title to any other property. Neither party shall be, in any way, responsible or liable for the tax or other consequences of the tax-deferred exchange or reverse tax deferred exchange (or attempted tax-deferred exchange) effected by the other party. Each party shall reasonably cooperate with the other party to effectuate the other party’s 1031 Exchange, including, but not limited to, executing an Acknowledgement of Assignment of Purchase Agreement.

(t)	No Effect Until Mutual Execution. The submission of this Agreement by Seller, its agent or representative for examination or execution by Purchaser does not constitute an option or offer to sell the Property upon the terms and conditions contained herein or a reservation of the Property in favor of Purchaser, it being intended hereby that this Agreement shall only become effective upon the execution hereof by Seller and Purchaser and delivery of a fully executed agreement to Purchaser and Escrow Holder.

(u)	Access to Financial Information. Purchaser’s representatives shall have access to, and Seller and its affiliates shall cooperate with Purchaser and furnish upon request, all financial and other information relating to the Hotel’s operations to the extent reasonably necessary to enable Purchaser’s representatives to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the “SEC”) and other applicable rules and regulations of the SEC and to enable them to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of Purchaser or its affiliates, whether before or after Closing and regardless of whether such information is included in the records to be transferred to Purchaser hereunder. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to provide any attorney-client privileged information, confidential information, trade secret, information related to the proprietary business method of Seller or other internal confidential documentation. Seller shall also provide to Purchaser’s representative a signed representation letter in form and substance reasonably acceptable to Seller from Seller or Seller’s affiliate responsible for the Hotel’s management, reasonably sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Hotel. Purchaser will reimburse Seller for costs incurred by Seller to comply with the requirements of this Section 17(u). The provisions of this Section shall survive Closing or termination of this Agreement.

[Signature Page Follows]

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date first above written.

SELLER: HAMPTON INNS, INC., a Delaware corporation

By:	/s/ David A. Sherf
Name:	David A. Sherf
Title:	Senior Vice President

PURCHASER:

APPLE SEVEN HOSPITALITY OWNERSHIP, INC., a Virginia corporation

By:	/s/ Justin Knight
Name:	Justin Knight
Title:	Senior Vice President

LLG DOC 211439	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

EXHIBIT A

LEGAL DESCRIPTION

LLG DOC 211439	A-1	April 3, 2007

“EXHIBIT A”

Beginning at a point, an iron pin set in the ground in the south sideline of westbound Poplar Avenue being also the northeast corner of Holiday Inn property and being also a distance of 215.92 feet south 72 degrees 25 minutes 59 seconds east from an iron pin found set in the ground at the intersection of the south sideline of westbound Poplar Avenue with east sideline of I-240 Exit (controlled access) being also the northwest corner of Holiday Inn property. Thence proceed south 09 degrees 03 minutes 46 seconds west a distance of 595.42 feet measured (595.99 feet call) to a point, an iron pin set in the ground in the north line of I-240 Exit to eastbound Poplar Avenue. Thence continue with said north line of I-240 Exit north 89 degrees 25 minutes 31 seconds east a distance of 41.79 feet to an iron pipe found set in the ground. Thence continue with said north line of I-240 Exit north 82 degrees 41 minutes 39 seconds east a distance of 196.75 feet measured (196.60 feet call) to a point, an iron pipe found set in the ground. Thence continue along said north line of I-240 Exit north 70 degrees 02 minutes 52 seconds east a distance of 189.46 feet measured (188.55 feet call) to a point, a disturbed iron pipe found set in the ground. Thence proceed north 03 degrees 37 minutes 39 seconds east a distance of 389.19 feet measured (389.64 feet call) to a point, an iron pin found set in the ground in the south sideline of westbound Poplar Avenue. Thence proceed north 72 degrees 25 minutes 59 seconds west with the said south sideline of Poplar, a distance of 362.78 feet to a point, an iron pin set in the ground; the point of beginning.

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

EXHIBIT B

SCHEDULE OF CONTRACTS

1.	A Closer Look

2.	AAA Termite Control, Inc.

3.	Adsit Landscaping

4.	Central Defense Security

5.	Chem—Aqua

6.	Clear Mountain

7.	Complete Lighting

8.	Cummings Signs

9.	Dover Elevators

10.	Hilton internet

11.	HITS

12.	Homisco

13.	Kenexa

14.	Lodgenet Entertainment

15.	Mitel

16.	Muzak

17.	Nextel

18.	Peter Gibson

19.	Rubicon

20.	Signature

21.	Simplex Grinnell (Fire extinguisher Inspection)

22.	Simplex Grinnell (Fire alarm / sprinkler inspection)

23.	Simplex Grinnell (Fire Monitoring)

24.	Teminix Pest Control

25.	Tex-tron

26.	Total Solutions

27.	Tn Memphis/American Way (Colonial)

28.	U-Store it (Public Storage)

29.	Uniguest

30.	US Lec

31.	WasteManagement

32.	Xerox

LLG DOC 211439	B-1	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

EXHIBIT C

Deed

RECORDING REQUESTED BY AND WHEN RECORDED MAIL THIS DEED TO:

(Space Above for Recorder’s Use Only)

SPECIAL WARRANTY

THIS INDENTURE, made and entered into this      day of                      200     , by and between                     , a                      [SELLER], party of the first part, and                     , a                      [PURCHASER] party of the second part.

WITNESSETH: That for the consideration of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, the party of the first part has bargained and sold and does hereby bargain, sell, convey and confirm unto the party of the second part the real estate, situated and being in District No.     in the County of,                      State of Tennessee, and within the      Ward of the City of Memphis, as more fully described on Exhibit A attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the aforesaid real estate, together with all the appurtenances and hereditaments thereunto belonging or in any wise appertaining unto the said party of the second part, its successors and assigns in fee simple forever.

The party of the first part does hereby covenant with the party of the second part that it is lawfully seized in fee of the aforedescribed real estate; that it has a good right to sell and convey the same; that the same is free and clear of all liens, charges and encumbrances, except, (i) restrictions of record, reservations, limitations, easements and conditions of record; (ii) zoning and building ordinances, if any; (iii) taxes and general assessments, which are a lien but not due and payable and (iv) those shown on Exhibit B attached hereto and incorporated herein by reference; and that the title and quiet possession thereto it will warrant and forever defend only against the lawful claims of all parties claiming by, through or under the party of the first part, but not further or otherwise.

LLG DOC 211439	C-1	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

WITNESS the signature of the party of the first part the day and year first above written.

By:
Name:
Title:

LLG DOC 211439	C-2	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Exhibit A to Special Warranty Deed

Legal Description

LLG DOC 211439	C-3	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Exhibit B to Special Warranty Deed

LLG DOC 211439	C-4	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

State of California.                    (

County of                                 )

On                      before me,                                                               personally appeared                                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(es) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the persons(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

LLG DOC 211439	C-5	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Value Affidavit

I hereby swear or affirm that, to the best of my knowledge, information, and belief, the actual consideration for this transfer or value of the real property and improvements transferred, whichever is greater is $                     , which amount is equal to or greater than the amount which the real property and improvements would command at a fair and voluntary sale.

Affiant

State of California.                    (

County of                                  )

On                      before me,                                                               personally appeared                                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(es) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the persons(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

LLG DOC 211439	C-6	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

EXHIBIT D

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that [SELLING ENTITY], a                      company whose address is c/o Hilton Hotels Corporation, World Headquarters, 9336 Civic Center Drive, Beverly Hills, CA 90210, Attention: General Counsel, (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, lawful money of the United States, paid by [PURCHASING ENTITY], a                     , whose address is                      (“Purchaser”), the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto Purchaser all Personal Property as defined in that certain Purchase and Sale Agreement dated                      (“Purchase Agreement”) between Seller and Purchaser with respect to the Property as defined therein.

TO HAVE AND TO HOLD the same unto Purchaser and its successors and assigns forever.

IN WITNESS WHEREOF, Seller has hereunto set its hand and seal by and through its duly authorized undersigned officer, this      day of                     , 2005.

[SELLING ENTITY]
a

By:
Name:
Title:

LLG DOC 211439	D-1	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

EXHIBIT E

ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (“Assignment”) is made as of the      day of                      20     by [SELLING ENTITY], a                      (“Assignor”), whose address is c/o Hilton Hotel Corporation, World Headquarters, 9336 Civic Center Drive, Beverly Hills, California 90210, Attention: General Counsel, to [PURCHASING ENTITY], a                      (“Assignee”), whose address is [PURCHASER ADDRESS].

RECITALS

A.	Assignor as “Seller” and Assignee as “Purchaser” have entered into that certain Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of , pursuant to the terms of which Assignor shall sell to Assignee and Assignee shall purchase from Assignor certain property, including the hotel (the “Hotel”) commonly known as “[HOTEL NAME]” located at [HOTEL ADDRESS], as more particularly described in the Purchase Agreement.

B.	Pursuant to the terms of the Purchase Agreement, Assignor desires to assign to Assignee, and Assignee desires to accept such assignment from Assignor, all the rights, warranties, guaranties, business names, logos, agreements, utility contracts, approvals (governmental or otherwise), plans and specifications and other rights relating to the construction, ownership, operation and management of the Hotel, to the extent they can be as assigned (the “Intangible Property”).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.	Assignment and Assumption. Effective as of the date of this Assignment (the “Effective Date”), Assignor hereby grants, assigns, transfers and conveys to Assignee, and Assignee hereby accepts from Assignor such grant, assignment, transfer and conveyance, all right, title and interest of Assignor in and to the Intangible Property. Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations of Assignor under the Intangible Property which arise on or after the Effective Date (“Post-Effective Date Obligations”).

2.	Assignee Indemnity. Assignee hereby agrees to protect, defend, indemnify and save and hold harmless Assignor from and against the Post Effective Date Obligations, and from any and all claims and demands whatsoever which may be asserted against Assignor by reason of any alleged obligation or undertaking on Assignee’s part or failure of Assignee to perform or discharge any of the terms, covenants or agreements contained in any of the Intangible Property, which claims or demands arise from events occurring on or after the Effective Date.

3.	Assignor Indemnity. Assignor hereby agrees to protect, defend, indemnify and save and hold harmless Assignee from and against any and all liability, loss, cost, damage or expense (including attorneys’ fees, charges and expenses) which Assignee may incur under the Intangible Property and from and against any and all claims and demands whatsoever which may be asserted against Assignee, by reason of any alleged obligation or undertaking on Assignor’s part or failure of Assignor to perform or discharge any of the terms, covenants or agreements contained in any of the Intangible Property which claims or demands arose from events occurring prior to the Effective Date.

4.	Further Assurances. Each party agrees to execute such other and further instruments and documents as may be necessary or proper in order to consummate the transaction contemplated by this Assignment.

5.	Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the respective successors and assigns of Assignor and Assignee.

6.	Attorneys’ Fees and Costs. If either party to this Assignment brings any action or suit against the other party to this

LLG DOC 211439	E-1	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

Assignment by reason of any breach of any covenant, condition, agreement or provision on the part of the other party set forth in this Assignment, the prevailing party shall be entitled to recover from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees, charges and expenses, in addition to any other relief to which it may be entitled.

7.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of [STATE IN WHICH HOTEL IS LOCATED].

8.	Conflict with Purchase Agreement. This Assignment is intended to implement the terms and conditions of the Purchase Agreement. If any of the provisions hereof are in direct conflict with the provisions of the Purchase Agreement, the Purchase Agreement shall control.

9.	Counterparts. This Assignment may be executed in several counterparts and all such executed counterparts shall constitute one Assignment, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR

[SELLING ENTITY]
a

By:
Name:
Title:

ASSIGNEE:

[PURCHASING ENTITY],
a

By:
Name:
Title:

LLG DOC 211439	E-2	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assignment”) is made as of the      day of                     , 20     by [SELLING ENTITY], a                      (“Assignor”), whose address is c/o Hilton Hotels Corporation, World Headquarters, 9336 Civic Center Drive, Beverly Hills, California 90210, Attention: General Counsel, to [PURCHASING ENTITY], a                      (“Assignee”), whose address is [PURCHASER ADDRESS].

RECITALS

A.	Assignor as “Seller” and Assignee as “Purchaser” have entered into that certain Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of [DATE OF AGREEMENT] pursuant to the terms of which Assignor shall sell to Assignee and Assignee shall purchase from Assignor certain property, including the hotel (the “Hotel”) commonly known as “[HOTEL NAME]” located at [HOTEL ADDRESS], as more particularly described in the Purchase Agreement.

B.	Pursuant to the terms of the Purchase Agreement, Assignor desires to assign to Assignee, and Assignee desires to accept such assignment from Assignor, all the right, title and interest of Assignor in and to those contracts (the “Contracts”) identified on Schedule 1, attached hereto and incorporated by reference herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.	Assignment and Assumption. Effective as of the date hereof (the “Effective Date”), Assignor hereby grants, assigns, transfers and conveys to Assignee, and Assignee hereby accepts from Assignor such grant, assignment, transfer and conveyance, all right, title and interest of Assignor in and to the Contracts. Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations of Assignor under the Contracts which arise on or after the Effective Date (the “Post Effective Date Obligations”).

2.	Assignee Indemnity. Assignee hereby agrees to protect, defend, indemnify and save and hold harmless Assignor from and against the Post Effective Date Obligations and any and all liability, loss, costs, damage or expense (including attorneys’ fees, charges and expenses) which Assignor may incur in connection with the Contracts arising from events occurring on or after the Effective Date, and from any and all claims and demands whatsoever which may be asserted against Assignor by reason of any alleged obligation or undertaking on Assignee’s part or failure of Assignee to perform or discharge any of the terms, covenants or agreements contained in any of the Contracts, which claims or demands arise from events occurring on or after the Effective Date.

3.	Assignor Indemnity. Assignor hereby agrees to protect, defend, indemnify and save and hold harmless Assignee from against any and all liability, loss, cost, damage or expense (including attorneys’ fees, charges and expenses) which Assignee may incur under the Contracts and from and against any and all claims and demands whatsoever which may be asserted against Assignee, by reason of any alleged obligation or undertaking on Assignor’s part or failure of Assignor to perform or discharge any of the terms, covenants or agreements contained in any of the Contracts which claims or demands arose from events occurring prior to the Effective Date.

LLG DOC 211439	F-1	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

4.	Further Assurances. Each party agrees to execute such other and further instruments and documents as may be necessary or proper in order to consummate the transaction contemplated by this Assignment.

5.	Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the respective successors and assigns of Assignor and Assignee.

6.	Attorneys’ Fees and Costs. If either party to this Assignment brings any action or suit against the other party to this Assignment by reason of any breach of any covenant, condition, agreement or provision on the part of the other party set forth in this Assignment, the prevailing party shall be entitled to recover from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees, charges and expenses, in addition to any other relief to which it may be entitled.

7.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of [STATE IN WHICH HOTEL IS LOCATED].

8.	Conflict with Purchase Agreement. This Assignment is intended to implement the terms and conditions of the Purchase Agreement. If any of the provisions hereof are in direct conflict with the provisions of the Purchase Agreement, the Purchase Agreement shall control.

9.	Counterparts. This Assignment may be executed in several counterparts and all such executed counterparts shall constitute one Assignment, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR

[SELLING ENTITY]
a

By:	EXHIBIT - DO NOT SIGN
Name:
Title:

ASSIGNEE:

[PURCHASING ENTITY],
a

By:	EXHIBIT - DO NOT SIGN
Name:
Title:

LLG DOC 211439	F-2	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

SCHEDULE 1 TO ASSIGNMENT OF CONTRACTS

SCHEDULE OF CONTRACTS

LLG DOC 211439	F-3	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

EXHIBIT G

NON-FOREIGN PERSON AFFIDAVIT

Under Section 1445 of the Internal Revenue Code of 1986, as amended (the “U.S. Code”), a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform [PURCHASING ENTITY], a                      , (the “Transferee”), that withholding of tax will not be required upon the transfer to Transferee by [SELLING ENTITY], a                      (the “Transferor”), of that certain real property located in the State of                      and commonly known as [ADDRESS AND NAME OF HOTEL] (the “Property”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the U.S. Code and the Income Tax Regulations promulgated thereunder; and

2.	Transferor’s U.S. employer identification number is .

3.	Transferor’s principal place of business address is .

Transferor understands that this Certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor understands that Transferee is relying on this Certificate in determining whether withholding is or will be required in connection with the transfer of the Property by Transferor to Transferee, and that Transferee may face liabilities if any statement contained in this certificate is false.

Transferor hereby indemnifies Transferee, and agrees to hold Transferee harmless, from any liability or cost which such Transferee may incur as a result of: (i) the Transferor’s failure to pay any U.S. Federal Income tax which Transferor is required to pay under applicable federal law or (ii) any false or misleading statement contained herein. Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge declare that I have authority to sign this document on behalf of Transferor.

Dated:                     , 20

“TRANSFEROR”:

[SELLING ENTITY]
a

By:	EXHIBIT - DO NOT SIGN
Name:
Title:

LLG DOC 211439	G-1	April 3, 2007

Purchase and Sale Agreement

Homewood Suites Memphis – Poplar

5811 Poplar Avenue, Memphis, TN

EXHIBIT H

CAPITAL EXPENSE BUDGET

(Attached)

LLG DOC 211439	H-1	April 3, 2007

Exhibit C-07

Hilton Hotels Corporation

Homewood Suites Memphis

Capital Budget For The Year Ending December 31, 2007

(Local Currency)

Project Number	Project Type	Description of Project	Furniture and Equipment	Revisions and Alterations	Total Capital Budget
07-01	BRAND	Replace guestroom kitchen floors, and wall vinyl		120,266	120,266
07-02	-	Replace carpeting, countertops, and cabinets in training center	24,083	12,035	36,118
07-03	-	Replace guestroom bath tile		83,643	83,643
07-04	-	Resurface pool deck		12,035	12,035
07-05	-	Replace lodge carpet and business center countertops	24,070	6,018	30,088
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
		“Schedule A” Additions	106,210		106,210
		TOTAL NORMAL CAPITAL EXPENDITURES	154,363	233,997	388,360
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
Summary Mandated By Law:			0	0	0
07-06	-	Replace deteriorated siding on bldgs A & C. (Phase I of III, total cost $484,600).		204,595	204,595
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
Summary Structural:			0	204,595	204,595
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
	-				0
Summary Systems & Technology:			0	0	0
		TOTAL EXTRAORDINARY PROJECTS	0	204,595	204,595
	-				0
	-				0
	-				0
	-				0
		TOTAL SPECIAL PROJECTS	0	0	0
		GRAND TOTAL	154,363	438,592	592,955